Exhibit 99.1
RCN Reports First Quarter 2010 Results
Revenue Reaches $190 Million
EBITDA Reaches $53 Million, Including Deal Costs of $1.3 Million
Free Cash Flow Steady at $7 Million
HERNDON, Va., May 6, 2010 — RCN Corporation (NASDAQ: RCNI) today announced first quarter 2010 results.
RCN Corporation is a leading provider of all-digital and high-definition video, high-speed internet, and premium voice services to residential and small-medium business customers, in Philadelphia, Lehigh Valley (PA), New York, Boston, Chicago and Washington D.C., as well as high-capacity transport services to carrier and large enterprise customers.
“RCN’s reported first quarter results demonstrated continued consistency in revenue, EBITDA, and free cash flow generation, including $1.3 million of deal costs absorbed to date,” stated Peter D. Aquino, President and Chief Executive Officer. “During Q1, we continued to drive our key initiatives, including the testing, and now launch, of our industry leading TiVo® Premiere from RCN HD DVR. We began rolling this platform out in DC and NY, and will move to the rest of our markets by the summer. In addition, RCN Metro has launched its Xtreme Network in the New York/New Jersey market, providing financial institutions and other enterprises with an ultra low latency network to meet their requirements for speed and execution. Operationally, we are focused on continued execution as we work through the process to close our merger with an affiliate of ABRY Partners.”
First Quarter Review
Following are highlights of first quarter 2010 results for consolidated RCN and for the company’s two reporting segments: Residential/Small-Medium Business, comprised of the RCN and RCN Business Services business units; and RCN Metro Optical Networks.
Consolidated Results
•	Revenue. Total revenue of $190 million increased slightly from $189 million in the first quarter of 2009 and was flat compared to the fourth quarter of 2009.
•
EBITDA. EBITDA of $53 million increased 1% from $52 million in the first quarter of 2009 and decreased 3% from $55 million in the fourth quarter of 2009. Included in first quarter 2010 EBITDA are costs of $1.3 million related to the pending acquisition of the company. Excluding these costs, EBITDA increased 4% from first quarter 2009 and decreased slightly from fourth quarter 2009, and EBITDA margin of 29% expanded by nearly 100 basis points from first quarter 2009 and was flat compared to fourth quarter 2009. EBITDA is a non-GAAP financial measure — see “Non-GAAP Measures” below.

•
Capital Expenditures. Capital expenditures were $22 million, down from $26 million in the first quarter of 2009 and $41 million in the fourth quarter of 2009, primarily as a result of the completion of Project Analog CrushSM during 2009.

•
Free Cash Flow. Free cash flow was $7 million, compared to $8 million in the first quarter of 2009 and $7 million in the fourth quarter of 2009. Free cash flow also included costs related to the pending acquisition of the company, as noted above. Free cash flow is a non-GAAP financial measure — see “Non-GAAP Measures” below.

Residential/Small-Medium Business Segment
•
Revenue. Residential/Small-Medium Business revenue of $141 million decreased 2% from $144 million in the first quarter of 2009 and was flat compared to the fourth quarter of 2009. Year-over-year revenue comparisons reflect 3,000 fewer customers and a decrease in average revenue per customer (“ARPC”) to $109.

•
EBITDA. Residential/Small-Medium Business EBITDA of $36 million decreased 4% from $38 million in both the first and fourth quarters of 2009. Resi/SMB EBITDA includes $1 million of costs related to the pending acquisition of the company. Excluding these costs, EBITDA of $37 million decreased 1% from both the first and fourth quarters of 2009, and EBITDA margin of 26% was flat compared to the first and fourth quarters of 2009.

•
Capital Expenditures. Residential/Small-Medium Business capital expenditures were $12 million, down from $19 million in the first quarter of 2009 and from $33 million in the fourth quarter of 2009, due primarily to the completion of Project Analog CrushSM.

•
Customers and RGUs. Residential/Small-Medium Business customers of approximately 426,000 decreased 3,000 compared to both the first and fourth quarters of 2009, due in part to higher churn related to the completion of Project Analog CrushSM, as well as the tightening of credit standards for new customers in certain markets. Total revenue generating units of approximately 896,000 decreased by 18,000 compared to the first quarter of 2009 and decreased by 3,000 compared to the fourth quarter of 2009, as continued growth in data RGUs was offset by a reduction in voice RGUs, consistent with trends for highly-penetrated landline voice providers, and a slight decrease in video RGUs, due to the customer trends noted above.

RCN Metro Optical Networks Segment
•
Revenue. RCN Metro revenue of $49 million increased 8% from $46 million in the first quarter of 2009, and increased slightly from the fourth quarter of 2009, driven primarily by continued strength in transport services as well as growth in IP services.

•
EBITDA. RCN Metro EBITDA of $17 million increased 15% from $14 million in the first quarter of 2009 and decreased slightly compared to the fourth quarter of 2009. RCN Metro segment EBITDA includes $0.3 million of costs related to the pending acquisition of the company; excluding these costs, EBITDA increased 17% from the first quarter of 2009 and increased slightly from the fourth quarter of 2009 and EBITDA margin of 35% grew by nearly 275 basis points from first quarter 2009 and was flat compared to fourth quarter 2009.

•
Capital Expenditures. RCN Metro capital expenditures were $10 million, up from $8 million in the first quarter of 2009 and $9 million in the fourth quarter of 2009, primarily due to an increase in success-based projects.

Reported Results
Revenue was $190 million in the first quarter of 2010, compared to $189 million in the first quarter of 2009 and $190 million in the fourth quarter of 2009. Net income was $5 million in the first quarter of 2010, compared to a net loss of $10 million in the first quarter of 2009 and a net loss of $4 million in the fourth quarter of 2009. The swing from net loss to net income is due primarily to lower depreciation expense, as certain assets became fully depreciated during 2009.

Michael T. Sicoli, Chief Financial Officer, stated, “In the first quarter of 2010, RCN continued to generate solid levels of free cash flow, inclusive of deal-related costs. In April 2010, pursuant to the excess cash flow sweep provision in our credit facility, we applied approximately half of our 2009 free cash flow, or $19 million, to debt reduction. We are also extremely pleased to report positive net income, another key milestone for RCN.”
Non-GAAP Measures
In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this press release, RCN has presented non-GAAP financial measures, such as EBITDA, EBITDA Margin, Free Cash Flow and ARPC. RCN believes that these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of RCN’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. Reconciliations to comparable GAAP measures as well as definitions begin on page 8. RCN’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
About RCN Corporation
RCN Corporation (NASDAQ: RCNI), www.rcn.com, is a competitive broadband services provider delivering all-digital and high-definition video, high-speed internet and premium voice services to residential and small-medium business customers under the brand names of RCN and RCN Business Services, respectively. In addition, through its RCN Metro Optical Networks business unit, RCN delivers fiber-based high-capacity transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the company’s geographic markets. RCN’s primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago. (RCNI-Q)
RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.
(Tables follow)

RCN CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions)

	For the three months ended
	March 31, 2010	March 31, 2009

Revenues	$190.1	$189.2
Costs and expenses:
Direct expenses	72.2	70.3
Selling, general and administrative (including stock-based compensation expense)	68.0	69.1
Exit costs and restructuring charges, net	—	0.3
Depreciation and amortization	36.9	48.5

Operating income	13.0	1.1

Investment income	—	0.3
Interest expense	(9.7)	(11.0)
Other income, net	2.0	—

Net income (loss), before income tax expense	5.2	(9.6)
Income tax expense	0.3	—

Net income (loss)	$4.9	$(9.6)

RCN CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	March 31, 2010	December 31, 2009

ASSETS

Current Assets:
Cash and cash equivalents	$51.9	$71.8
Short-term investments	40.0	15.1
Accounts receivable, net of allowance for doubtful accounts	59.1	65.7
Prepayments and other current assets	17.4	14.7

Total current assets	168.4	167.4

Property, plant and equipment, net of accumulated depreciation	646.3	654.7
Goodwill	15.5	15.5
Intangible assets, net of accumulated amortization	105.3	106.2
Long-term restricted investments	10.9	11.7
Deferred charges and other assets	14.5	15.1

Total assets	$960.9	$970.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses related to trade creditors	$61.4	$66.2
Accrued expenses and other liabilities	60.3	70.3
Current portion of long-term debt and capital lease obligations	25.8	25.9

Total current liabilities	147.4	162.4

Long-term debt and capital lease obligations, net of current maturities	707.7	709.3
Other long-term liabilities	92.9	90.6

Total liabilities	947.9	962.3

Commitments and contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share	0.4	0.4
Additional paid-in-capital	457.8	454.2
Treasury stock	(7.0)	(6.4)
Accumulated deficit	(398.1)	(403.0)
Accumulated other comprehensive loss	(40.1)	(37.0)

Total stockholders’ equity	13.0	8.1

Total liabilities and stockholders’ equity	$960.9	$970.5

RCN CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	For the three months ended
	March 31, 2010	March 31, 2009
Cash flows from operating activities:
Net income (loss)	$4.9	$(9.6)

Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash stock-based compensation	3.1	2.4
Depreciation and amortization	36.9	48.5
Other, net	0.7	0.2
Net change in certain assets and liabilities	(4.6)	(11.7)

Net cash provided by operating activities	41.0	29.8

Cash flows from investing activities:
Additions to property, plant and equipment	(35.0)	(22.5)
Increase in short-term investments	(24.9)	(0.1)
Proceeds from sale of assets	0.7	0.5
Decrease in restricted investments	0.8	3.7

Net cash used in investing activities	(58.4)	(18.4)

Cash flows from financing activities:
Payments of long-term debt, including capital leases	(1.8)	(1.8)
Dividend payments	(0.5)	(0.6)
Cost of common shares repurchased	—	(1.5)
Proceeds from the exercise of stock options	0.4	—
Purchase of treasury stock	(0.6)	—

Net cash used in financing activities	(2.5)	(4.0)

Net (decrease) increase in cash and cash equivalents	(19.9)	7.4
Cash and cash equivalents at beginning of the period	71.8	10.8

Cash and cash equivalents at end of the period	$51.9	$18.1

OPERATING RESULTS
RESIDENTIAL / SMALL BUSINESS SEGMENT
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
(dollars in millions)	2010	2009	2009

Video	$78.0	$78.1	$76.7
Data	34.5	34.3	36.1
Voice	25.3	25.8	27.3
Recip Comp/Other	3.2	3.1	3.7

Total Revenue	140.9	141.3	143.7

Direct expenses	54.0	51.2	53.5
Selling, general and administrative (1)	50.6	52.4	52.4

EBITDA	$36.3	$37.7	$37.8
EBITDA Margin	25.8%	26.7%	26.3%

Capital Expenditures	$12.2	$32.6	$18.7

Key Metrics (customers & RGUs in thousands)

Video RGUs	361	364	366
Data RGUs	315	312	306
Voice RGUs	220	223	242

Total RGUs	896	899	914

Customers	426	429	429
Average Revenue Per Customer	$109	$108	$110
Digital Penetration	100%	100%	91%
OPERATING RESULTS
RCN METRO OPTICAL NETWORKS SEGMENT
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
(dollars in millions)	2010	2009	2009

Transport Services	$37.6	$37.4	$34.9
Data and Internet Services	1.8	1.7	0.9
Colocation	3.0	3.1	2.9
Leased Services	5.0	5.1	5.0
Installation & Other	1.7	1.8	1.8

Total Revenue	49.2	49.0	45.5

Direct expenses	18.2	17.8	16.8
Selling, general and administrative (1)	14.4	14.2	14.3

EBITDA	$16.7	$16.9	$14.5
EBITDA Margin	33.9%	34.6%	31.8%

Capital Expenditures	$9.5	$8.8	$7.6

(1)	Excludes stock-based compensation expense

RCN Corporation
Non-GAAP Reconciliation
(1)
EBITDA is defined as net income (loss) plus income tax benefit (expense), other (expense) income net, (loss) gain on sale of assets, interest expense, investment income, depreciation and amortization, non-cash stock-based compensation expense and other special items including impairments, exit costs and other charges. EBITDA margin represents EBITDA divided by total revenues. We believe that EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the cable industry. EBITDA, as defined above, may not be similar to EBITDA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

	For the three months ended
(dollars in millions)	March 31, 2010	December 31, 2009	March 31, 2009
Net income/(loss)	$4.9	$(3.9)	$(9.6)
Income tax expense	0.3	0.3	—
Other income, net	(2.0)	—	—
Interest expense	9.7	10.0	11.0
Investment income	—	—	(0.3)
Depreciation and amortization	36.9	44.6	48.5
Non-cash stock-based compensation expense	3.1	3.6	2.4
Exit costs & restructuring charges	—	—	0.3

EBITDA	$53.0	$54.6	$52.3
EBITDA Margin	27.9%	28.7%	27.6%

(2)
Segment EBITDA is defined as operating income before depreciation and amortization, non-cash stock-based compensation expense, exit costs and restructuring charges. This measure eliminates the significant level of non-cash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations, as well as non-cash stock-based compensation and other special items such as exit costs and other restructuring charges. We use this measure to evaluate our consolidated operating performance and the performance of our operating segments, and to allocate resources and capital. It is also a significant performance measure in our annual incentive compensation programs. We believe that this measure is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure may not be directly comparable to similar measures used by other companies. Because we use this metric to measure our segment profit or loss, we reconcile it to operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP. Segment EBITDA should not be considered as a substitute for operating income (loss), net income (loss), net cash provided by operating activities, or other measures of performance or liquidity we have reported in accordance with GAAP.

	RESIDENTIAL / SMALL BUSINESS SEGMENT
	For the three months ended
	March 31,	December 31,	March 31,
(dollars in millions)	2010	2009	2009

Operating income (loss)	$6.1	$(0.7)	$(4.0)
Exit costs and restructuring charges, net	—	—	0.4
Depreciation and amortization	27.9	35.6	39.6
Non-cash stock-based compensation expense	2.3	2.7	1.8

EBITDA	$36.3	$37.7	$37.8
EBITDA Margin	25.8%	26.7%	26.3%

	RCN METRO OPTICAL NETWORKS SEGMENT
	For the three months ended
	March 31,	December 31,	March 31,
(dollars in millions)	2010	2009	2009

Operating income	$6.9	$7.0	$5.1
Exit costs and restructuring charges, net	—	—	(0.1)
Depreciation and amortization	9.0	9.0	8.9
Non-cash stock-based compensation expense	0.8	0.9	0.6

EBITDA	$16.7	$16.9	$14.5
EBITDA Margin	33.9%	34.6%	31.8%
(3)
Average monthly revenue per customer, or ARPC, is an industry metric that measures revenues, excluding commercial and other residential revenue (consisting of dial-up and reciprocal compensation) per period divided by the average number of customers during that period. We believe that ARPC provides useful information concerning the appeal of our service offerings and our rate plans. ARPC, as defined above, may not be similar to ARPC measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

	For the three months ended
	March 31,	December 31,	March 31,
(dollars in millions)	2010	2009	2009
Total Revenues	$190.1	$190.3	$189.2
Less: Commercial Revenue	(49.2)	(49.0)	(45.5)
Less: Other Residential Revenue	(1.7)	(1.7)	(2.2)

Customer Revenues	139.2	139.6	141.5

ARPC	$109	$108	$110

(4)
Free cash flow is defined as net cash from operating activities, plus net cash from investing activities, activity in short-term investments and restricted investments. We believe that free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and our ability to fund scheduled debt maturities and other financing activities. Free cash flow, as defined above, may not be comparable to free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of cash flows.

	For the three months ended
	March 31,	December 31,	March 31,
(dollars in millions)	2010	2009	2009
Net cash provided by operating activities	$41.0	$37.6	$29.8
Net cash (used in) provided by investing activities	(58.4)	0.3	(18.4)
Increase (decrease) in short-term investments	24.9	(30.7)	0.1
Decrease in restricted investments	(0.8)	—	(3.7)

Free Cash Flow	$6.6	$7.1	$7.7
Contact:
RCN
Richard Ramlall
SVP Strategic External Affairs and Programming
(703) 434-8430
Lippert/Heilshorn & Associates
Carolyn Capaccio
(212) 838-3777
ccapaccio@lhai.com